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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                        Name                                         State of Incorporation
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
Westland Associates, Inc.                                       California
Global Telecommunications Sytems, Ltd.                          N/A--Limited Partnership
Westminster Finance, Inc.                                       California
One Source Industries, LLC                                      California
Logic Technology Group, Inc.                                    California
 dba Matrix Visual Solutions
Physician Advantage, LLC                                        California


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